Exhibit 10.33

THIS SENIOR CONVERTIBLE NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR ANY SUCH OFFER, SALE OR TRANSFER IS MADE UNDER AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

SENIOR CONVERTIBLE NOTE

Date: July 9, 2003

$300,000.00

WHEREAS ISTO has reached an agreement to acquire RKO Pictures LLC ("RKO"). In addition, ISTO has acquired the rights to a library of 1500 motion pictures (the "Trocadero Library") from Dominique Bigle and intends to create DVDs from this collection for exploitation worldwide. ISTO is currently raising USD$10.0 million (the "Financing") to complete the acquisition of RKO Pictures and to re-brand the Trocadero Library under the RKO label. It is anticipated that any funds advanced by the Investor (as hereinafter defined) to ISTO will be repaid from the Financing at the closing, such closing estimated to be before August 8, 2003.

THEREFORE, FOR VALUE RECEIVED, INTERNETSTUDIOS.COM, INC., a corporation organized under the laws of the State of Nevada (the "Borrower" or the "Corporation") hereby promises to pay to the order of Proximity Capital (the "July 9, 2004 (the "Scheduled Maturity Date"), and to pay interest on the unpaid principal balance hereof at the rate of twelve percent (12%) per annum. Interest shall be calculated based on a 365 day year and shall commence accruing on the date hereof (the "Issue Date") and, to the extent not converted in accordance with the provisions hereof, shall be payable in arrears at such time as the outstanding principal balance hereof with respect to which such interest has accrued becomes due and payable hereunder. Interest on this Note shall be payable on the Scheduled Maturity Date or until this Note is fully converted or fully redeemed in accordance with the terms of this Note. All payments of principal and interest (to the extent not converted in accordance with the terms hereof) shall be made in, and all references herein to monetary denominations shall refer to, lawful money of the United States of America. All payments shall be made at such address as the Investor shall have given or shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note.

The term "Note" and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

ARTICLE I
PREPAYMENT

A. The Borrower shall have the right to prepay all of the principal and accrued interest outstanding under this Note (the "Optional Prepayment") at any time before the Scheduled Maturity Date without the prior written consent of the Investor.

B. In the event that the Financing closes as anticipated, the Investors shall have the right to demand Prepayment by giving seven (7) days written notice to the Borrower after the closing of the Financing.

C. The Borrower shall effect the Optional Prepayment under this Article I by giving written notice of the date which such prepayment is to become effective ("Effective Date") to the Investor at the address and facsimile number of the Investor, which notice shall be deemed to have been delivered on the business day after the Borrower's fax of such notice to the Investor.

C. The Optional Prepayment shall be paid to the Investor on or before the date which is five (5) business days after the Effective Date; provided, however, that the Borrower shall not be obligated to deliver any portion of the Optional Prepayment until this Note is delivered to the office of the Borrower, or the Investor notifies the Borrower that this Note has been lost, stolen or destroyed and delivers the required documentation and further provided that the Investor shall have the right to notify the Borrower to delay the period before the Optional Prepayment is delivered for fifteen (15) days, during which time the Investor may elect to convert according to the provisions of Article III. Notwithstanding anything herein to the contrary, in the event that this Note is not delivered to the Borrower prior to the fifth (5th) business day following the Effective Date, the prepayment of this Note pursuant to this Article I shall still be deemed effective as of the Effective Date and the Optional Prepayment shall be paid to the Investor within five (5) business days of the date this Note is actually delivered to the Borrower.

ARTICLE II
CONVERSIONS

A. Subject to compliance with all applicable securities laws, if, at any time on or before the Scheduled Maturity Date, this Note and any accrued and unpaid interest has not been repaid by the Corporation pursuant to Article I, then the Investor shall have the right to convert (the "Conversion") all of the principal and accrued interest outstanding under this Note into a number of fully paid and nonassessable shares of the Company's common stock (the "Common Stock") determined in accordance with the following formula:

Principal + Accrued Interest
the lesser of $1.00 or the market price of Company's common stock less 15% to the five-day average market price for the five day period immediately preceding the date of conversion

B. In order to effect the Conversion, the Investor shall surrender or cause to be surrendered this Note to the Corporation together with written notice advising the Corporation of the Investor's election to effect the conversion. The Corporation shall not be obligated to issue shares of Common Stock upon the Conversion unless either this Note is delivered to the Corporation as provided above, or the Investor notifies the Corporation that the Note has been lost, stolen or destroyed and delivers the required documentation to the Corporation. Upon the surrender of this Note, the Corporation shall, no later than the later of the fifth (5th) business day following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of an indemnity), issue and deliver to the Investor or its nominee physical certificates representing that number of shares of Common Stock issuable upon conversion of this Note.

C. If any conversion of this Note would result in the issuance of a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion of this Note shall be the next higher whole number of shares.

ARTICLE III
MISCELLANEOUS

A. Failure or Indulgency Not Waiver. No failure or delay on the part of the Investor in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

B. Notices. Any notices required or permitted to be given under the terms of this Note shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:
InternetStudios.com, Inc. Suite 207 -1040 Hamilton Street Vancouver, BC V6B 2R9 Facsimile: (604) 632-1607 Attn: President
With a copy simultaneously transmitted by like means to:
Clark, Wilson 800 - 885 West Georgia Street Vancouver, BC Canada V6C 3H1 Facsimile: (604) 687-6314 Attn: Virgil Hlus
If to the Investor :

Each party shall provide notice to the other party of any change in address.

C. Amendment Provision. This Note and any provision hereof may be amended only by an instrument in writing signed by the Corporation and the Investor.

D. Assignability. This Note shall be binding upon the Corporation and its successors and shall enure to the benefit of the Investor and its successors. This Note is not assignable by the Investor unless the Corporation consents to such assignment.

E. Governing Law; Jurisdiction. This Note shall be governed by and construed in accordance with the laws of the State of California. The Corporation irrevocably consents to the jurisdiction of the courts located in the State of California in any suit or proceeding based on or arising under this Note and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts.

F. Lost or Stolen Note. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of this Note and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of this Note, the Corporation shall execute and deliver a new Note of like tenor and date.

G. Payment of Cash; Defaults. Whenever the Corporation is required to make any cash payment to the Investor under this Note (whether upon prepayment, repayment or otherwise), such cash payment shall be made in U.S. dollars to the Investor within five (5) business days.

H. Restrictions on Shares. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless (i) they first shall have been registered under the Securities Act and applicable state securities laws, (ii) the Corporation shall have been furnished with an opinion of legal counsel (in form, substance and scope customary for opinions in such circumstances) to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act or (iii) they are sold under Rule 144 under the Securities Act. Except as otherwise provided herein, each certificate for shares of Common Stock issuable upon conversion of this Note that have not been so registered and that have not been sold under an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED UNDER AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

Upon the request of the Investor of a certificate representing any shares of Common Stock issuable upon conversion of this Note, the Corporation shall remove the foregoing legend from the certificate and issue to the Investor a new certificate therefor free of any transfer legend, if (i) with such request, the Corporation shall have received either (A) an opinion of counsel, in form, substance and scope customary for opinions in such circumstances, to the effect that any such legend may be removed from such certificate, or (B) satisfactory representations from the Investor that the Investor is eligible to sell such security under Rule 144 or (ii) a registration statement under the Securities Act covering the resale of such securities is in effect.

I. Status as Note Holder. Upon the Conversion, (i) the principal amount of this Note and the interest thereon covered thereby shall be deemed converted into shares of Common Stock as of the date of the surrender of this Note, and (ii) the Investor's rights as a holder of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to the Investor because of a failure by the Corporation to comply with the terms of this Note.

J. Remedies Cumulative. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Investor's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Note.

K. Obligation to Cure. If the Corporation is prohibited from issuing shares of Common Stock to the Investor for any reason, the Corporation shall immediately notify the Investor of such occurrence and shall take immediate action (including, if necessary, seeking the approval of its shareholders) to eliminate any prohibitions under applicable law or the rules of regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or any of its securities on the Corporation's ability to issue shares of Common Stock.

L. Business Day. For purposes of this Note, the term "business day" means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of California are authorized or obligated by law, regulation or executive order to close.

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized officer.

INTERNETSTUDIOS.COM, INC.

By: /s/ Mark Rutledge
Name: Mark Rutledge
Title: Vice-Chairman